SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K





         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




     Date of Report (date of event reported):  July 1, 2000.



                       CIRTRAN CORPORATION
     (Exact name of registrant as specified in its charter)


               Commission File Number: 33-13674-LA

                NEVADA                         68-0121636
   (State or other jurisdiction of          (I.R.S. Employer
    incorporation or organization)         Identification No.)


         4125 South 6000 West
        West Valley City, Utah                    84128
   (Address of principal executive             (Zip Code)
               offices)


         Registrant's Telephone Number:  (801) 963-5112


                    VERMILLION VENTURES, INC.
   5882 South 900 East, Suite 202, Salt Lake City, Utah  84121
      (Former name, former address and former fiscal year,
                  if changed since last report)

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            ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Change in Control Transaction

     On July 1, 2000, Vermillion Ventures, Inc. ("Company") issued 10,000,000 shares of its common stock to acquire substantially all of the assets of Circuit Technology, Inc., a Utah corporation ("CTI"), through the Company's wholly owned subsidiary, CTI Systems, Inc. ("CTSI"), which is now the operating subsidiary of the Company. The shares issued to CTI represent approximately 98.6% of the issued and outstanding common stock of the Company immediately following the acquisition. In connection with the transaction, the former directors of the Company appointed Iehab J. Hawatmeh a director of the Company and then resigned all of their positions with the Company as officers and directors.

New Management

     Iehab J. Hawatmeh is now the president, secretary, and sole director of the Company. Mr. Hawatmeh served as the President and Chief Executive Officer of CTI since 1993. In this position he was responsible for all operational, financial, marketing, and sales activities of CTI. He will continue to perform similar functions for CTSI and the Company.

     It is expected that Shaher Hawatmeh (brother of Iehab J.
Hawatmeh), Sidney Cwand, and Ahab Okal, all former officers of CTI will serve as executive officers of CTSI.

     Shaher Hawatmeh served as the Vice President and Treasurer of CTI since 1993. In these positions he was responsible for budget development, strategic planning, asset management, and marketing. He will continue to perform similar functions for CTSI.

     Sidney Cwand served as Secretary of CTI since 1993. In the course of his employment, Mr. Cwand has has responsibilities with respect to sales, purchasing, and project estimating. He will continue to perform similar functions for CTSI.

     Ahab Okal served as the Manufacturing and Engineering Manager of CTI since April 1998. In this position he was responsible for all engineering, quality, manufacturing, production, and test departments. He will continue to perform similar functions for CTSI. From April 1994 to April 1998, Mr. Okal was Manufacturing Engineering Manager for UltraDent Products, Inc., of South Jordan, Utah, a dental pharmaceutical manufacturing company.

     Total compensation paid in each year of the three-year period ended December 31, 1999, to the foregoing persons is as follows:

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                                Annual
                             Compensation

Name                  Year    Salary ($)

Iehab J. Hawatmeh     1999   187,230
                      1998   128,923
                      1997   104,635


Shaher Hawatmeh       1999    86,154
                      1998    74,157
                      1997    53,363

Sidney Cwand          1999    34,856
                      1998    32,996
                      1997    30,576

Ahab Okal             1999    48,291
                      1998    33,952
                      1997         0


     No employment agreements or other arrangements have been established with the new executive officers of the Company.

Certain Relationships and Related Transactions

     The Company leases its principal offices and manufacturing facility from I & R Properties LLC, a Utah limited liability company, at a monthly lease rate of $16,000 under a lease that expires November 2006. The Company has the option of renewing the lease for two additional 10 year terms. I & R Properties, LLC is owned and controlled by Iehab J. Hawatmeh, an officer, director and principal stockholder of the Company, Raed Hawatmeh, a principal stockholder of the Company, and Shaher Hawatmeh, an officer of CTSI.

Stock Ownership of Management and Certain Stockholders

     The following table sets forth as of July 2, 2000, the number and percentage of the outstanding shares of common stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group and
(iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

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                                       Common       Percent of
                                       Shares          Class

Circuit Technology, Inc.              9,200,000        90.1
4125 South 6000 West
West Valley City, Utah 84128

Cogent Capital Corp.                   800,000          7.9
11444 South 1780 East
Sandy, Utah 84092

Iehab J. Hawatmeh (1)(2)              9,200,000        90.1
c/o Circuit Technology, Inc.
4125 South 6000 West
West Valley City, Utah 84128

Shaher Hawatmeh (1)(2)                   -0-            -0-
c/o Circuit Technology, Inc.
4125 South 6000 West
West Valley City, Utah 84128

Sidney Cwand (1)                         -0-            -0-
c/o Circuit Technology, Inc.
4125 South 6000 West
West Valley City, Utah 84128

Ahab Okal (1)                            -0-            -0-
c/o Circuit Technology, Inc.
4125 South 6000 West
West Valley City, Utah 84128

All Officers and Directors as a       9,200,000        90.1
Group (4 persons)
_________________________

(1) These persons are all of the officers and directors of the Company and CTSI.

(2) Iehab J. Hawatmeh is the president, a director, and controlling stockholder of CTI. Accordingly, Mr. Hawatmeh holds shared voting and investment control over the shares of common stock held by CTI. It is expected that CTI will distribute the 9,200,000 shares of the Company's common stock received in the acquisition to the CTI stockholders pro rata based on stock ownership in CTI. Assuming this distribution is effected, the stock ownership of certain officers and the holders of 5% of the Company's issued and outstanding common stock would include the following:

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


                                      Common       Percent of
                                      Shares          Class

     Iehab J. Hawatmeh               2,093,086        20.6
     c/o Circuit Technology, Inc.
     4125 South 6000 West
     West Valley City, Utah 84128

     Raed Hawatmeh                   2,229,283        22.0
     10989 Bluffside Drive
     Studio City, CA 91604

     Roger Kokozyon                  1,870,831        18.4
     4539 Haskell Avenue
     Encion, CA 91436

     Saliba Private Trust             695,453          6.8
     115 S. Valley Street
     Burbank, CA 91505

     Shaher Hawatmeh                  221,506          2.2
     c/o Circuit Technology, Inc.
     4125 South 6000 West
     West Valley City, Utah 84128

          ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

The Acquisition

     On July 1, 2000, the Company acquired through its wholly owned subsidiary substantially all the assets of CTI, a corporation engaged in the business of assembling complex printed circuit boards and other electronic assemblies and providing related component part production services to OEM manufacturers of electronic equipment for a wide variety of business applications. The principal office of CTI, and now the Company, is located in West Valley City, Utah. The purchase price for CTI paid at closing consists of the assumption of certain CTI liabilities and 10,000,000 shares of common stock of the Company. The final dollar amount of the purchase price will be determined on the basis of the CTI balance sheet as of June 30, 2000, which is in the process of being prepared. The purchase price was determined through arms-length negotiations between the Company and CTI on the basis of the tangible assets of CTI and the goodwill associated with the business. The principal owners of CTI, Iehab J. Hawatmeh, Raed Hawatmeh, Roger Kokozyon, and the Saliba Private Trust, were not affiliated or associated with the Company or its affiliates prior to the acquisition.

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

Business of the Company After the Acquisition

     General

     Following the acquisition of the assets of CTI, the Company will continue the historical business of CTI through CTSI, its wholly owned subsidiary formed to effect the acquisition.
References herein to the "Company" or CirTran include the Company and its new operating subsidiary.

     CirTran provides a mixture of high and medium size volume turnkey manufacturing services using surface mount technology
(SMT), ball-grid array (BGA) assembly, pin-through-hole (PTH) and custom injection molded cabling for leading electronics OEMs in the communications, networking, peripherals, gaming, consumer products, telecommunications, automotive, medical, and semiconductor industries. The Company provides a wide variety of pre-manufacturing, manufacturing and post-manufacturing services. Our goal is to offer customers the significant competitive advantages that can be obtained from manufacture outsourcing, such as access to advanced manufacturing technologies, shortened product time-to-market, reduced cost of production, more effective asset utilization, improved inventory management, and increased purchasing power.

     The Market and Strategy

     CirTran is benefiting from increased market acceptance of, and reliance upon, the use of manufacturing specialists by many electronics OEMs. It is estimated by IPC--Association Connecting Electronics Industries that the U.S. electronics manufacturing services (EMS) industry market increased 25% to $22.5 billion in 1998. The Company believes the trend towards outsourcing manufacturing will continue. OEMs utilize manufacturing specialists for many reasons including the following:

Reduce Time to Market. Due to intense competitive pressures in the electronics industry, OEMs are faced with increasingly shorter product life-cycles and therefore have a growing need to reduce the time required to bring a product to market. OEMs can reduce their time to market by using a manufacturing specialist's manufacturing expertise and infrastructure.

Reduce Investment. As electronic products have become more technologically advanced and are shipped in greater unit volumes, the necessary investment required for internal manufacturing has increased significantly for working capital, capital equipment, labor, systems and infrastructure. Use of manufacturing specialists enables OEMs to gain access to advanced manufacturing capabilities while substantially reducing overall resource requirements.

Focus Resources. Because the electronics industry is experiencing greater levels of competition and more rapid technological change, many OEMs increasingly are seeking to focus their resources on activities and technologies in which they add the greatest value. By offering comprehensive electronics assembly and related manufacturing services, manufacturing specialists allow OEMs to focus on their own core competencies such as product development and marketing.

Access Leading Manufacturing Technology. Electronic products and electronics manufacturing technology have become increasingly sophisticated and complex, making it difficult for OEMs to maintain the necessary technological expertise to manufacture products internally. OEMs are motivated to work with a manufacturing specialist in order to gain access to the specialist's expertise in interconnect, test and process technologies.

Improve Inventory Management and Purchasing Power. Electronics industry OEMs are faced with increasing difficulties in planning, procuring and managing their inventories efficiently due to frequent design changes, short product life-cycles, large investments in electronic components, component price fluctuations and the need to achieve economies of scale in materials procurement. OEMs can reduce production costs by using a manufacturing specialist's volume procurement capabilities. In addition, a manufacturing specialist's expertise in inventory management can provide better control over inventory levels and increase the OEM's return on assets.

      Our goal is to offer its customers the significant competitive advantages that can be obtained from manufacturing outsourcing such as access to advanced manufacturing technologies, shortened product time-to-market, reduced cost of production, more effective asset utilization, improved inventory management and increased purchasing power. To achieve this goal, CirTran's strategy emphasizes the following key elements:

Quality. CirTran believes that product quality is a critical success factor in the electronics manufacturing market. We strive for continuous improvement of our processes and have adopted a number of quality improvement and measurable quality standards for design, manufacturing and distribution management systems.

Manufacturing Partnerships. An important element of CirTran's strategy is to establish partnerships with major and emerging OEM leaders in diverse segments across the electronics industry. Our customer base consists of leaders in industry segments such as the communications, networking, peripherals, gaming, consumer products, telecommunications, automotive, medical, and semiconductor industries. Due to the costs inherent in supporting customer relationships, CirTran focuses its efforts on customers with which the opportunity exists to develop long-term business partnerships. Our goal is to provide its customers with total manufacturing solutions for both new and more mature products, as well as across product generations. CirTran's manufacturing services range from providing design and new product introduction services, to just-in-time delivery on low to medium volume turnkey and consignment projects and projects that require more value-added services, to servicing OEMs that require price-sensitive, high-volume production.

Turnkey Capabilities. Another element of our strategy is to provide a complete range of manufacturing management and value-added services, including materials management, board design, concurrent engineering, assembly of complex printed circuit boards and other electronic assemblies, test engineering, software manufacturing, accessory packaging and post-manufacturing services. CirTran believes that as manufacturing technologies become more complex and as product life cycles shorten, OEMs will increasingly contract for manufacturing on a turnkey basis as they seek to reduce their time to market and capital asset and inventory costs. A substantial portion of our revenue is from its turnkey business. CirTran believes that the ability to manage and support large turnkey projects is a critical success factor and a significant barrier to entry for the market it serves. In addition, CirTran believes that due to the difficulty and long lead-time required to change manufacturers, turnkey projects generally increase an OEM's dependence on its manufacturing specialist, resulting in greater stability of our customer base and in closer working relationships. CirTran has been successful in establishing sole source positions with many of its customers for certain of their products.

Advanced Manufacturing Process Technology. CirTran intends to continue to offer its customers the most advanced manufacturing process technologies, including surface mount technology (SMT), ball-grid array (BGA) assembly, pin-through-hole (PTH) technology, manufacturing and test engineering support and design for manufacturability, and in-circuit and functional test and full-system mechanical assembly. CirTran has developed substantial SMT expertise including advanced, vision-based component placement equipment. CirTran believes that the cost of SMT assembly facilities and the technical capability required to operate a high-yield SMT operation are significant competitive factors in the market for electronic assembly. CirTran also has the capability to manufacture cables, harnesses and plastic injection molding systems.

Diverse Geographic Operations. An important element of our strategy is to establish production facilities in areas of high customer density or where manufacturing efficiencies can be achieved. CirTran currently has operations in Utah and Colorado Springs. The Company is negotiating to acquire a facility in the Silicon Valley area. CirTran believes that its facilities in these diverse geographic locations enable us to better address our customers' objectives regarding cost, shipping location, frequency of interaction with manufacturing specialists.

     Manufacturing and Services

      To achieve excellence in manufacturing, CirTran combines advanced manufacturing technology, such as computer-aided manufacturing and testing, with manufacturing techniques including just-in-time manufacturing, total quality management, statistical process control and continuous flow manufacturing. Just-in-time manufacturing is a production technique, which minimizes work-in-process inventory and manufacturing cycle time while enabling the Company to deliver products to customers in the quantities and time frame required. Total quality management is a management philosophy which seeks to impart high levels of quality in every operation of CirTran and is accomplished by the setting of quality objectives for every operation, tracking performance against those objectives, identifying work flow and policy changes required to achieve higher quality levels and a commitment by executive management to support changes required to deliver higher quality. Statistical process control is a set of analytical and problem-solving techniques based on statistics and process capability measurements through which CirTran can track process inputs and resulting quality and determine whether a process is operating within specified limits. The goal is to reduce variability in the process, as well as eliminate aberrations that contribute to quality below the acceptable range of each process performance standard.

      CirTran's electronics assembly activities consist primarily of the placement and attachment of electronic and mechanical components on printed circuit boards and flexible cables. We also assemble higher-level sub-systems and systems incorporating printed circuit boards and complex electromechanical components, in some cases manufacturing and packaging products for shipment directly to its customers' distributors. In addition, CirTran provides other manufacturing services including refurbishment and remanufacturing. CirTran manufactures on a turnkey basis, directly procuring some or all of the components necessary for production and on a consignment basis, where the OEM customer supplies all or some components for assembly.

      In conjunction with its assembly activities, CirTran also provides computer-aided testing of printed circuit boards, sub-systems and systems, which contributes significantly to our ability to deliver high quality products on a consistent basis. CirTran has developed specific strategies and routines to test board and system level assemblies. In-circuit tests verify that all components have been properly inserted and that the electrical circuits are complete. Functional tests determine if the board or system assembly is performing to customer specifications. CirTran either designs and procures test fixtures and develops its own test software or utilizes its customers' existing test fixtures and test software. In addition, CirTran provides environmental stress tests of the board or system assembly.

      CirTran provides turnkey manufacturing management to meet its customers' requirements, including procurement and materials management and consultation on board design and manufacturability.

      Sales and Marketing

      Sales and marketing at CirTran is an integrated process involving direct salespersons and project managers, as well as CirTran's senior executives. Our sales resources are directed at multiple management and staff levels within targeted accounts. CirTran also uses independent sales representatives in certain geographic areas. CirTran receives unsolicited inquiries resulting from advertising and public relations activities, as well as referrals from current customers. These opportunities are evaluated against CirTran's customer selection criteria and are assigned to direct salespersons or independent sales representatives, as appropriate. Historically, CirTran has had substantial recurring sales from existing customers.

      Over 87% of our net sales during the year ended December 31, 1999, were derived from customers that were also customers during 1998. Although CirTran seeks to diversify its customer base, a small number of customers currently are responsible for a significant portion of our net sales. During the year ended December 31, 1999, CirTran's ten largest customers accounted for 89% of consolidated net sales. One customer accounted for more than 10% of net sales during the year. Andrew Wireless Product represented 30%, 48.8%, 17% and 14% of net sales in 1999, 1998, 1997 and 1996, respectively. No other individual customer accounted for more than 10% of CirTran's net sales in any of these years.

      Backlog consists of contracts or purchase orders with delivery dates scheduled within the next twelve months. At December 31, 1999, CirTran's backlog was approximately $4.5 million. The backlog was approximately $3 million at December 31, 1998.

      Competition

      The electronic manufacturing services industry is comprised of a large number of companies, several of which have achieved substantial market share. CirTran also faces competition from current and prospective customers that evaluate CirTran's capabilities against the merits of manufacturing products internally. CirTran competes with different companies depending on the type of service or geographic area. Certain of CirTran's competitors may have greater manufacturing, financial, research and development and marketing resources than CirTran. We believe that the primary basis of competition in its targeted markets is manufacturing technology, quality, responsiveness, the provision of value-added services and price. To remain competitive, CirTran must continue to provide technologically advanced manufacturing services, maintain quality levels, offer flexible delivery schedules, deliver finished products on a reliable basis and compete favorably on the basis of price. CirTran currently may be at a competitive disadvantage as to price when compared to manufacturers with lower cost structures, particularly with respect to manufacturers with established facilities where labor costs are lower.

     Regulation

     CirTran's operations are not subject to any significant federal, state or local regulation.

     Employees

     CirTran currently employs 120 persons, four in executive positions, 12 in engineering and design, 98 in clerical and manufacturing, and six in sales.

     Facilities

     CirTran leases approximately 40,000 square feet of office and manufacturing space in West Valley City, Utah, at a monthly lease rate of $16,000, which serves as the principal offices and manufacturing facility for the Company. This facility is leased from I&R Properties, LLC, a company owned and controlled by Iehab
J. Hawatmeh, an officer, director, and principal stockholder of the Company, Raed Hawatmeh, a principal stockholder of the Company, and Shaher Hawatmeh, an executive officer of the Company's subsidiary. CirTran leases a sales office in Newark, California, which is near Santa Clara, at a monthly lease rate of $850. The facilities in Utah and California are adequate for the current needs of the Company.

                      ITEM 5.  OTHER EVENTS

     On July 11, 2000, the Company amended its Articles of
Incorporation to change its name to CirTran Corporation, to limit the liability of directors of the Company, and to exclude the Company from the operation of the control share and combination with interested stockholder

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

restrictions imposed by the Nevada Revised Statutes. The amendments were approved by a majority written consent signed by CTI, the holder of 9,200,000 of the 10,143,567 issued and outstanding common shares. In the written consent Iehab J.
Hawatmeh was re-elected as a director of the Company by the same vote.

           ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements.

(a)  Financial Statements.

     It is impracticable for the Company to provide the required historical financial statements of CTI at the time this report on Form 8-K is filed. The Company proposes to file the required financial statements as soon as they are available. The Company expects that it will file the required financial statements no later than 60 days after the date on which this report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

     It is impracticable for the Company to provide the required pro forma financial information at the time this report on Form 8-K is filed. The Company proposes to file the required pro forma financial information as soon as it is available. The Company expects that it will file the required financial information no later than 60 days after the date on which this report on Form 8-K is required to be filed.

(c) Exhibits. Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

 Exhibit  SEC Ref.   Title of Document
   No.       No.

    1        (2)     Asset  Purchase Agreement dated  June  12,
                     2000, with exhibits

    2      (3)(i)    Articles of Incorporation, as amended

    3      (3)(ii)   By-Laws

    4       (10)     Lease  Agreement  for  West  Valley  City,
                     Utah facility

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

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CIRTRAN CORPORATION


DATED: July 14, 2000               By: /s/ Iehab J. Hawatmeh, President

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